UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 26, 2022 (May 25, 2022)
Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211		39-1434669
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place,	Charlotte	North Carolina	28277-3607
(Address of Principal Executive Offices)			(Zip Code)
(844) 848-0137
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of DENTSPLY SIRONA Inc. was held on May 25, 2022. The following matters were voted upon at the Annual Meeting, with the results indicated:

1.Election of ten directors to serve a one-year term and until his or her successor is duly elected and qualified.

	Director	For	Against	Abstain	Broke Non-Votes
1a.	Eric K. Brandt	174,710,773	15,686,271	1,949,739	7,286,464
1b.	Willie A. Deese	171,299,757	19,968,274	1,078,752	7,286,464
1c.	John P. Groetelaars	189,923,868	1,355,970	1,066,945	7,286,464
1d.	Betsy D. Holden	188,299,381	2,975,748	1,071,654	7,286,464
1e.	Clyde R. Hosein	189,264,222	2,015,041	1,067,520	7,286,464
1f.	Harry M. Jansen Kraemer Jr.	189,193,434	2,077,633	1,075,716	7,286,464
1g.	Gregory T. Lucier	178,777,611	12,493,387	1,075,785	7,286,464
1h.	Leslie F. Varon	186,685,763	4,604,191	1,056,829	7,286,464
1i.	Janet S. Vergis	188,519,316	2,767,937	1,059,530	7,286,464
1j.	Dorothea Wenzel	189,943,658	1,334,055	1,069,070	7,286,464

2.Ratification of Appointment of PricewaterhouseCoopers LLP as DENTSPLY SIRONA Inc.'s independent registered public accounting firm for 2022.

For	Against	Abstain	Broker Non-Votes
185,856,249	12,670,161	1,106,837	—

3.Non-binding advisory vote on the Company's executive compensation.

For	Against	Abstain	Broker Non-Votes
176,464,611	14,772,114	1,110,058	7,286,464

4.Approve the Amendment to the Fifth Amended and Restated By-Laws to designate the exclusive forum for the adjudication of certain legal matters.

For	Against	Abstain	Broker Non-Votes
168,552,900	22,520,046	1,273,837	7,286,464

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            DENTSPLY SIRONA Inc.

By:	/s/ Cherée H. Johnson
Cherée H. Johnson, Senior Vice President,
Chief Legal Officer, General Counsel and Secretary

Date: May 26, 2022